                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Western Investment Real Estate Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      WESTERN INVESTMENT REAL ESTATE TRUST
                             3450 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94118
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1998

    Notice is hereby given that the annual meeting of the shareholders of Western Investment Real Estate Trust will be held at the Bank of America Center, Bankers Club of San Francisco, Pacific Room, 52nd Floor, 555 California Street, San Francisco, California, at 10:00 a.m., on Thursday, May 14, 1998, for the following purposes:

    (1) To elect two trustees to Class I for three-year terms to expire at the conclusion of the 2001 annual meeting.

    (2) To approve the adoption of the 1998 Equity Incentive Plan.

    (3) To approve the amendment of the Declaration of Trust to increase the maximum number of trustees on the Board of Trustees from seven to nine.

    (4) To approve the amendment of the Declaration of Trust to change the required date, time and place of the annual meeting of shareholders.

    (5) To ratify the appointment of independent auditors for the Company.

    (6) To transact any other business that may properly come before the meeting.

    All shareholders of record at the close of business on March 18, 1998, are entitled to vote at the meeting.

    A majority of the outstanding shares must be represented at the meeting in person or by proxy in order to transact business. TO ASSURE A PROPER REPRESENTATION AT THE MEETING PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. Your proxy will not be used if you are personally present at the meeting and you indicate a desire to revoke such proxy or if a subsequently dated proxy of yours is delivered prior to or at the meeting.

Dated:  San Francisco, California
        March 25, 1998

                                                           [SIGNATURE]
                                    Barbara J. Donham
                                    Secretary

If your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote your shares. Please PROMPTLY CONTACT the person responsible for your account and GIVE INSTRUCTIONS for your shares to be voted.

                      WESTERN INVESTMENT REAL ESTATE TRUST
                             3450 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94118
                                PROXY STATEMENT

    THIS STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF WESTERN INVESTMENT REAL ESTATE TRUST, hereinafter called "Western" or "the Company," for use at the annual meeting of shareholders to be held on Thursday, May 14, 1998, at 10:00 a.m., at the Bank of America Center, Bankers Club of San Francisco, Pacific Room, 52nd Floor, 555 California Street, San Francisco, California, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone by trustees, officers or other employees of the Company. To assist in the solicitation process, Western has retained Beacon Hill Partners, Inc. The fee for such services will be approximately $6,000.

    Only shareholders of record of Western at the close of business on March 18, 1998, will be entitled to vote at the annual meeting. The approximate date on which the proxy statement and form of proxy are first sent or given to shareholders will be March 25, 1998.

    You are requested to sign, date and return the accompanying proxy in the enclosed envelope. Proxies duly executed and received by the Company on or before 10:00 a.m. on May 14, 1998, will be voted in accordance with the instructions thereon. Such proxies may be revoked by executing and delivering to Western a written revocation or by executing and delivering a subsequently dated proxy before or at the meeting or by voting by ballot at the meeting.

    As of the record date, 17,204,313 shares of the Company's shares of beneficial interest were issued and outstanding, each of which is entitled to one vote at the annual meeting. There will be no cumulative voting for the election of trustees.

                              ELECTION OF TRUSTEES

NOMINEES

    Two members of the Board of Trustees (Class I) are to be elected at the 1998 annual meeting. Under the terms of the Declaration of Trust, the trustees who are not up for election this year will continue to serve until they stand for election as provided in the Declaration of Trust. In 1999, two of such trustees (Class II) will stand for election for a three-year term. In 2000, the remaining trustees (Class III) will stand for election for a three-year term. All proxies received by the Company will be voted in accordance with the specifications on the proxy. Unless the proxy specifies otherwise, proxies held by the trustees will be voted in the manner described below under "Voting" for the election of the two nominees listed under "Trustees and Executive Officers," to hold office until the expiration of their three-year term and until their respective successors shall be elected and qualified. In the unanticipated event that either of the current nominees declines to or cannot be a candidate at the annual meeting, all proxies held by the trustees will be voted in favor of the remaining nominee and for such substitute nominee (if any) as shall be designated by the trustees.

    Each of the two nominees, if elected, will serve for a three-year term to expire at the conclusion of the 2001 annual meeting of shareholders and until their respective successors shall be elected and qualified.

VOTING

    Each shareholder will be entitled to cast one vote for each share registered in his or her name on the record date of March 18, 1998, for each of the trustee positions to be filled. There will be no cumulative voting for the election of trustees.

    All shares represented by proxies solicited by the trustees will be voted in equal shares for the two nominees named hereafter, unless a proxy specifies otherwise. The two nominees receiving the greatest number of affirmative votes shall be elected to the office of trustee. The withholding of a vote for a nominee will have the practical effect of voting against that nominee.

TRUSTEES AND EXECUTIVE OFFICERS

    Information regarding the two Class I trustees nominated for election as trustees this year for a term of three years expiring at the conclusion of the 2001 annual meeting of shareholders is set forth below:

                                                                                                   TRUSTEE     TERM TO
           NAME                                     PRINCIPAL OCCUPATION                            SINCE      EXPIRE
--------------------------  --------------------------------------------------------------------  ---------  -----------
Dennis D. Ryan              Mr. Ryan, 42, is the Executive Vice President and Chief Financial       1994        1998
                            Officer of Western. Prior to joining the Company in 1993, Mr. Ryan                (Class I)
                            was a financial and real estate consultant to a variety of clients.
                            Prior to 1992, he was a Vice President and Chief Financial Officer
                            of Reininga Corporation, a shopping center development, leasing and property management firm.

Robert J. McLaughlin        Mr. McLaughlin, 64, has been the President and owner of The Sutter      1997        1998
                            Group, a management consulting firm for the past sixteen years. He                (Class I)
                            currently serves on the Board of Directors of Grubb & Ellis Company, a commercial real estate brokerage and asset management company. He is also the Chairman of the Board of Coating Technologies
                            International.

    Information regarding the trustees who are not standing for election this year is set forth below:

                                                                                                   TRUSTEE     TERM TO
           NAME                                     PRINCIPAL OCCUPATION                            SINCE      EXPIRE
--------------------------  --------------------------------------------------------------------  ---------  -----------
James L. Stell              Mr. Stell, 74, is the retired Vice Chairman of the Board of Lucky       1985        1999
                            Stores, Inc. During the past five years his principal occupation has             (Class II)
                            been trustee of Western.

Bradley N. Blake            Mr. Blake, 39, was appointed the President, Chief Executive Officer     1998        1999
                            and trustee of Western in January 1998. Prior to that, he was a                  (Class II)
                            Managing Director of Pacific Retail Trust, a private real estate investment trust, and prior to December 1996, he was Senior Vice
                            President of Spieker Properties, a public real estate investment trust.

Chester R. MacPhee, Jr.     Mr. MacPhee, 64, is the acting Chairman of the Board and is the         1971        2000
                            retired Executive Vice President and Chief Financial Officer of                  (Class III)
                            Western. During the past five years his principal occupation has been officer and trustee of Western.

Reginald B. Oliver          Mr. Oliver, 59, is a private investor. He was Executive Vice Presi-     1984        2000
                            dent of the Pershing Division of Donaldson, Lufkin & Jenrette                    (Class III)
                            Securities Corporation, an investment banking firm, and continues to be associated with the firm as a consultant.

    Information regarding the current executive officers of the Company is set forth below:

Josh Smith                  Mr. Smith, 34, was appointed Senior Vice President, Investments, of the Company in February 1998. Prior to that, he was Senior Vice
                            President of Pacific Retail Trust, and prior to December 1996, he was a Vice President of Spieker Properties.

L. Gerald Hunt              Mr. Hunt, 32, was appointed Senior Vice President, Operations, of the Company in February 1998. Prior to that, he was a Vice Presi-
                            dent of Pacific Retail Trust, and prior to December 1996, he was a project director at Spieker Properties.

BOARD AND COMMITTEE MEETINGS

    During 1997, the Board of Trustees held 8 meetings and the Executive Committee of the Board of Trustees held 13 meetings. The Executive Committee presently comprises Chester R. MacPhee, Jr., Bradley N. Blake and Dennis D. Ryan. The Committee maintains such powers and exercises such duties of the Board of Trustees in the management of the business of Western as are delegated to it from time to time by the Board of Trustees.

    Western has no standing nominating committee. It does have an Audit Committee that meets with the Company's auditors at least annually to review accounting and auditing procedures, to report to the Board of Trustees any recommended changes in auditing procedures and to recommend to the Board of Trustees at the close of each fiscal year the independent auditing firm to be selected for the ensuing fiscal year. The Audit Committee presently comprises James L. Stell, Reginald B. Oliver, Chester R. MacPhee, Jr., and Robert J. McLaughlin. The committee held two meetings in 1997.

    The Compensation Committee is responsible for administering and approving compensation for trustees and officers and certain other employees. The Compensation Committee held two meetings in 1997. The Committee presently comprises Reginald B. Oliver, James L. Stell, Chester R. MacPhee, Jr. and Robert
J. McLaughlin.

    During 1997, each of the trustees attended at least 75% of the total number of board meetings and meetings of committees on which they served for the period they were in office.

OWNERSHIP OF SHARES

    Western currently has one outstanding class of voting securities, comprising shares of beneficial interest without par value.

    As of December 31, 1997, no person known to the Company was a beneficial owner of more than 5% of its outstanding shares, based on information publicly reported to the Securities and Exchange Commission.

    CEDE, a stock depository for brokers and other nominees, as of the record date, holds approximately 15,338,425 shares, or 89% of the Company's outstanding shares, in its capacity as a stock depository.

    The following table sets forth the number of shares of beneficial interest beneficially owned by each trustee, by each nominee for trustee and by trustees and executive officers in office, and the percentage of the Company's outstanding shares represented by such beneficial ownership. Such persons had sole voting and investment power with respect to the shares listed except as otherwise noted.

                                                   SHARES BENEFICIALLY OWNED
                                                   DIRECTLY OR INDIRECTLY AS
NAME OF BENEFICIAL OWNER                              OF MARCH 1, 1998(1)
-------------------------------------------------  -------------------------
Dennis D. Ryan                                        35,249(0.21%)(2)
Robert J. McLaughlin                                   3,000(0.00%)
James L. Stell                                        19,000(0.11%)(3)
Bradley N. Blake                                      51,600(0.30%)
Chester R. MacPhee, Jr.                              244,692(1.42%)
Reginald B. Oliver                                    95,550(0.56%)(4)
Josh Smith(5)                                         14,818(0.09%)
L. Gerald Hunt(6)                                     10,800(0.06%)
Douglas S. Button(7)                                   6,966(0.04%)(7)
William A. Talmage(8)                                 39,876(0.23%)(8)
O.A. Talmage(9)                                      203,744(1.19%)(9)
All nominees, trustees and executive officers (11
  persons)                                           725,295(4.22%)

---------
 (1) The number and percentage of shares shown in this table reflect beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, including shares that are not owned but as to which options are outstanding and may be exercised within 60 days of the date of this proxy statement. Shares owned in certain cases reflect the lapse of stock options that were included in the prior-year proxy.

 (2) Includes beneficial ownership of 20,000 shares that may be acquired within 60 days pursuant to stock options awarded under the Trust's Nonqualified Stock Option Plan.

 (3) Includes 4,000 shares held by Mr. Stell as Trustee for family trust. Mr Stell disclaims any ownership of such shares.

 (4) Includes 4,000 shares held by Mr. Oliver's adult children and 31,550 shares held by Mr. Oliver as Trustee and Custodian for a minor child under his custodial care. Mr. Oliver disclaims any ownership of such shares.

 (5) Mr. Smith joined the Company in February 1998 and was named an executive officer at that time.

 (6) Mr. Hunt joined the Company in February 1998 and was named an executive officer at that time.

 (7) During the past five years, Mr. Button's principal occupation has been an officer of the Company. Mr. Button has been Senior Vice President, Asset Management, until his resignation effective February 28, 1998. Includes 3,400 shares that may be acquired within 60 days pursuant to stock options awarded under the Company's Nonqualified Stock Option Plan.

 (8) During the past five years, Mr. William Talmage's principal occupation has been an officer of the Company. Mr. Talmage was a trustee and President and Chief Operating Officer, until his resignation effective January 31, 1998. Includes 12,000 shares that may be acquired within 60 days pursuant to stock options awarded under the Company's Nonqualified Stock Option Plan.

(9) During the past five years, Mr. O.A. Talmage's principal occupation has been an officer of the Company. Mr. Talmage was Chairman of the Board and Chief Executive Officer until his retirement effective January 28, 1998. Includes 66,600 shares that may be acquired within 60 days pursuant to stock options awarded under the Company's Nonqualified Stock Option Plan.

COMPENSATION OF TRUSTEES
    During 1997, Reginald B. Oliver, James L. Stell, and Chester R. MacPhee, Jr., each received an annual independent trustee fee of $14,000 and $500 for each Board meeting or Board committee meeting attended, other than Executive Committee meetings. Robert J. McLaughlin, who was appointed a trustee in November 1997, received a pro-rated annual fee. Mr. MacPhee was paid $500 per quarter for serving on the Executive Committee. Management trustees and officers receive no compensation from the Company other than that shown in the Compensation Table set forth hereafter for serving as trustees or attending meetings.

    The independent trustees may be awarded stock options pursuant to the Company's Nonqualified Stock Option Plan. During 1997, options to purchase 5,000 shares of beneficial interest were granted by the Board to each of the independent trustees.

COMPENSATION OF EXECUTIVE OFFICERS
    The following table shows for the fiscal years ending December 31, 1997, 1996 and 1995, certain compensation paid by Western to its Chief Executive Officer and the other most highly compensated executive officers whose compensation exceeded $100,000 at December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                 ANNUAL COMPENSATION                    COMPENSATION
                                -----------------------------------------------------      AWARDS
                                                                     OTHER ANNUAL       ------------        ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR  SALARY ($)    BONUS ($)      COMPENSATION ($)       OPTIONS      COMPENSATION ($)(1)
------------------------------  ----  -----------   ----------   --------------------   ------------   -------------------
O.A. Talmage(2)(3)              1997  $275,000        --                $21,220(4)         --             --
  CEO & Chairman                1996   275,000      $31,250            --                  --             --
  of the Board                  1995   275,000       30,000            --                  51,000         --

William A. Talmage(5)           1997  $190,000(6)     --                $19,221(4)(7)       3,000         $9,500(8)
  President & Chief             1996   185,750(6)   $15,630             $   909(7)          5,000          9,000(8)
  Operating Officer             1995   148,000(6)    15,000                 909(7)          5,000          8,850(8)

Dennis D. Ryan                  1997  $175,000(6)     --                $   338(7)          3,000         $9,500(8)
  Executive Vice President &    1996   172,500(6)   $15,630                 325(7)          5,000          9,000(8)
  Chief Financial Officer       1995   132,500(6)    15,000                 285(7)          5,000          7,950(8)

Douglas S. Button(9)            1997  $100,000(6)     --                $15,833(4)(7)       2,000         $6,469(8)
  Vice President,               1996   109,442(6)   $ 7,810                 451(7)          5,000          6,567(8)
  Asset Management              1995     --   (9)     --   (9)         --      (9)         --    (9)      --    (9)

---------
(1) None of the named individuals received perquisites that exceeded the lesser of 10% of annual compensation or $50,000.
(2) O.A. Talmage retired effective 1/28/98.
(3) As of 12/31/97, O.A. Talmage entered into an agreement with the Company as described hereinafter in "Compensation Pursuant to Plans."
(4) Includes compensation related to the exercise of stock options.
(5) William A. Talmage resigned effective 1/31/98.
(6) Includes amounts earned but deferred under Western's 401(k) Plan at the election of the executive.
(7) Includes life insurance paid for the benefit of the named executives.
(8) Comprises employer matching contribution and discretionary contribution under 401(k) Plan.
(9) Douglas S. Button became an executive officer in 1996 and resigned effective 2/28/98.

COMPENSATION PURSUANT TO PLANS OR ARRANGEMENTS

    During 1997, Western had a Trustee Emeritus Program, a Death and Disability Program (together, the "Programs") and a Nonqualified Stock Option Plan, each of which were approved and adopted by the shareholders. The Company also had a Tax Qualified Retirement Plan pursuant to Section 401(k) of the Internal Revenue Code, which was adopted during 1990. In addition, in 1997, the Company established a bonus pool to be available to certain key employees provided the Company achieved a target level of funds from operations for the year 1997. Since the target level was not met, no distribution was made. During 1997, the Company had no other bonus, profit-sharing, stock purchase, deferred compensation or other remuneration or incentive plan in effect or in effect since the date of its organization except as described below. The Board has approved a new equity incentive plan that will replace the Nonqualified Stock Option Plan if it is approved by the shareholders. A full description of the 1998 Equity Incentive Plan is set forth hereafter in the proposal to adopt the plan.

    As of December 31, 1997, one person, Bernard Etcheverry, a former trustee of Western, had elected to become a trustee emeritus for purposes of the Programs, and two persons, O.A. Talmage and Chester R. MacPhee, Jr. were or would become eligible to elect to become participants in the Programs. Effective as of December 31, 1997, each of Messrs. Etcheverry, Talmage and MacPhee (each, a "Recipient") gave up all of his obligations and rights to participate in the Programs in exchange for entering an agreement with the Company with the following terms.

    Each agreement provides that the Company will pay the Recipient, or his eligible spouse, a monthly stipend of $5,000 until the later of (i) the death of the Recipient or (ii) the death of the Recipient's eligible spouse. The Recipient or his eligible spouse, as the case may be, will receive an accelerated payment of the amounts due under the agreement if the net assets of the Company fall below $15 million. The accelerated payment will be equal to the sum of (i) the present value of the total amount the Recipient or his eligible spouse would have received under the agreement (based on the life expectancy of the Recipient and his eligible spouse according to an actuarial table and discounted at a rate of seven percent per annum), and (ii) an amount sufficient to cover the income tax payable by such Recipient or his eligible spouse on receipt of the accelerated payment.

    Compensation under these agreements is expensed as earned by the Recipient or his eligible spouse. The agreements are unfunded; however the costs for such agreements have been accrued.

    NONQUALIFIED STOCK OPTION PLAN

    Under the Nonqualified Stock Option Plan (the "Plan") for trustees, officers and employees of Western, the Compensation Committee of the Board of Trustees determines the persons to whom options are granted, the time at which options are granted to each person, and the terms and conditions of exercise of options. The Company may grant options to purchase up to a maximum of three hundred thousand (300,000) shares of beneficial interest under the Plan. The exercise price per share is the fair market value at the date of the grant. Each option vests and becomes exercisable as to

20% of the shares covered by each grant at the end of each year for five years. No option is exercisable after six years from the date of the grant. Options to purchase shares that have been granted and have not lapsed are as follows:

              TOTAL NO.
            OF UNEXPIRED
               OPTIONS     PRICE PER
GRANT DATE     GRANTED       SHARE
----------  -------------  ---------
 11/23/92          6,400   $   12.63
 11/11/93         61,000       13.81
  6/28/94         25,000       13.88
 11/11/94         67,600       12.31
 11/13/95         23,800       11.00
 11/12/96         26,000       13.31
 11/18/97         36,300       13.59

    In each instance, the option price was 100% of the fair market value at the date of the grant.

    STOCK OPTION GRANTS AND EXERCISES

    Stock options were granted to the executive officers during 1997 as shown on the following table:

                  STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                          PERCENT OF                                VALUE AT ASSUMED
                                                             TOTAL                                  ANNUAL RATES OF
                                                            OPTIONS                                      SHARE
                                                          GRANTED TO                               PRICE APPRECIATION
                                                           EMPLOYEES    EXERCISE                    FOR OPTION TERM
                                               OPTIONS     IN FISCAL    OR BASE     EXPIRATION    --------------------
                   NAME                      GRANTED(1)      YEAR        PRICE         DATE          5%         10%
-------------------------------------------  -----------  -----------  ----------  -------------  ---------  ---------
O.A. Talmage                                     --           --           --           --           --         --
William A. Talmage                                 3,000         8.3%   $   13.59     11/18/2003  $  13,900  $  31,400
Dennis D. Ryan                                     3,000         8.3%       13.59     11/18/2003     13,900     31,400
Douglas S. Button                                  2,000         5.5%       13.59     11/18/2003      9,200     20,900

---------
(1) Options are exercisable as to 20% of the shares covered by the grant at the end of each year for five years. No option is exercisable after six years from the date of grant. No SARs have been granted.

    The number and value of unexercised options at year-end 1997 are shown on the following table:

                          FISCAL YEAR-END OPTION VALUE

                                                                                          VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                                       OPTIONS AT DECEMBER 31, 1997     AT DECEMBER 31, 1997(1)
                                                     --------------------------------  --------------------------
                       NAME                             EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
---------------------------------------------------  --------------------------------  --------------------------
O.A. Talmage                                                   85,600/10,400             $    22,464/$14,976
William A. Talmage                                             12,000/16,000             $    18,900/$19,130
Dennis D. Ryan                                                 22,000/16,000             $    18,900/$19,130
Douglas S. Button                                               6,000/11,000             $     6,065/$13,210

---------
(1) The fair market value of shares at December 31, 1997 was $13.75.

    TAX QUALIFIED RETIREMENT PLAN PURSUANT TO IRS CODE SECTION 401(k)

    Western adopted a Tax Qualified Retirement Plan pursuant to Section 401(k) (the "401(k) Plan") in 1990. Under the 401(k) Plan, the Company makes contributions as follows: (a) the total amount of compensation deferred by all eligible employees through salary-deferral contributions to the 401(k) Plan; (b) a discretionary matching contribution equal to a percentage of the amount of employee salary-deferral contributions, which percentage will be determined each year by the Company; and (c) a discretionary contribution determined each year by the Company. All salaried employees are eligible to become 401(k) Plan participants on completion of six months of employment and the attainment of age 21; however, under the 401(k) Plan the Company did not make discretionary matching contributions or discretionary profit-sharing contributions on behalf of O.A. Talmage, inasmuch as he was eligible to participate in the Trustee Emeritus Program and Death and Disability Program through December 31, 1997. Compensation deferrals and discretionary matching contributions are fully vested and any discretionary contributions become vested as follows: 20% at 2 years of service; 40% at 3 years of service; 60% at 4 years of service; 80% at 5 years of service and 100% at 6 years of service. For the year 1997, the Company made approximately $100,000 of discretionary contributions for all eligible employees. Inasmuch as the 401(k) Plan is a defined contribution plan, rather than a defined benefit plan, it is not possible to definitively estimate annual benefits upon retirement.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Trustees ("Committee"), is responsible for administering and approving salaries for management trustees, officers and department heads. In addition, the Committee reviews the general compensation strategy and approves the percentage-range increases for the entire employee group. The review process includes performance evaluation as well as consideration for promotion and succession. During 1997, the Committee comprised the undersigned, all of whom are non-employee trustees.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    It is the philosophy of the Committee and the Company that in order to meet Western's goal to increase long-term shareholder value, the Company must develop and maintain a compensation program that attracts, motivates and retains qualified executives.

    The compensation program includes a base salary, bonus, 401(k) plan and stock option plan. The Committee reviews the entire program annually. The Committee consults several sources of information and data related to salary trends in similar companies and other real estate investment trusts. The Committee also evaluates the Company's operating performance, financial position and the results compared with the industry and real estate in general. The primary measure of performance reviewed by the Committee is the level of funds from operations generated and available for distribution to shareholders.

BASE SALARY AND BONUS

    Executive salaries are determined through an evaluation of the responsibilities of the position held and the experience of the individual, and by reference to salary levels paid in comparable companies for comparable positions. The Committee monitors on an annual basis certain operating ratios of other real estate investment trusts, including total administrative expenses as a percentage of assets and revenue.

    In 1997, the Committee approved a bonus pool to be available to certain key employees provided the Company achieved a target level of funds from operations for the year 1997. Since the target level of funds from operations was not met for 1997, no distributions were made.

STOCK OPTIONS

    The Committee believes that the best interest of shareholders and executives will be closely aligned by providing executives, as well as other key officers and employees who have substantial responsibility for the management of the Company and its assets, an opportunity to increase their ownership in Western. Stock option award levels are based on the recipient's responsibilities, ability to influence shareholder value and total compensation. Stock options provide a long-term incentive for the creation of shareholder value because a stock option provides a benefit only from appreciation in the price of the Company's shares of beneficial interest over the term of the option.

    During 1997, eighteen employees received stock option grants. The Committee did not grant stock options to Mr. Talmage, the CEO, during 1997.

                                          Submitted by the Compensation
                                          Committee
                                          Reginald B. Oliver, CHAIRMAN
                                          Chester R. MacPhee, Jr.
                                          James L. Stell

COMPANY PERFORMANCE

                       PERFORMANCE MEASUREMENT COMPARISON
                                  TOTAL RETURN
                      WESTERN INVESTMENT REAL ESTATE TRUST
                     NAREIT EQUITY INDEX AND S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             WIRET      NAREIT EQUITY INDEX (2)       S&P 500 INDEX
1992         $100.00                       $100.00            $100.00
1993         $112.41                       $119.65            $109.99
1994         $122.40                       $123.45            $111.43
1995         $112.46                       $142.30            $153.13
1996         $148.83                       $192.48            $188.29
1997         $171.17                       $231.47            $251.13

---------
(1) The total return on investment assumes dividends reinvested on dividend payment dates for each of the periods for the Company, the NAREIT Equity Index (peer group) and the S&P 500 Index.

(2) The NAREIT Equity Index includes 176 tax-qualified REITS (all of which are listed on either the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System). The 176 REITS have a total market capitalization of $128 billion. The NAREIT Equity Index is maintained by the National Association of Real Estate Investment Trusts, Washington, D.C.

                            PROPOSAL TO ADOPT A NEW
                             EQUITY INCENTIVE PLAN

    Western's current Nonqualified Stock Option Plan (the "1988 Plan") authorizes the Board to grant nonqualified stock options ("NSOs") for up to a maximum of 300,000 shares of beneficial interest. To date, the Company has granted 299,420 NSOs to eligible persons under the 1988 Plan. The 1988 Plan requires that Western shareholders approve any increase in the number of options available to be granted under the 1988 Plan.

    Since 1988, more and more companies in the REIT industry have adopted equity incentive plans that provide for a variety of equity incentives, including incentive stock options ("ISOs"), restricted stock grants, unrestricted stock grants and stock appreciation rights ("SARs"). The Board of Trustees believes that Western's long-term success is dependent on its ability to attract and retain outstanding individuals who, by virtue of their ability and qualifications, make important contributions to the Company. Rather than increase the number of shares available for grants under the 1988 Plan, the Board has determined that adopting a broader, more flexible plan will enable the Company to increase its ability to provide its employees, trustees and officers with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers. The Board of Trustees has unanimously approved a 1998 Equity Incentive Plan (the "1998 Plan") subject to shareholder approval, that will permit the Company to grant ISOs, restricted stock, unrestricted stock and SARs in addition to NSOs. The Board of Trustees recommends that the shareholders vote "FOR" approval of the 1998 Plan. If the shareholders approve the 1998 Plan, the Board will terminate the 1988 Plan and will not make further grants under it.

    The following discussion summarizes the material features of the 1998 Plan and is qualified in its entirety by reference to it. A copy of the 1998 Plan is attached hereto as Exhibit A.

ADMINISTRATION

    The 1998 Plan will be administered by the Compensation Committee (the "Committee"). The Committee will determine the persons to whom awards will be made under the 1998 Plan, when awards will be granted, the amount of the awards, and other terms and conditions of the awards. The Committee may also waive or modify any restriction with respect to an award. The Committee will promulgate rules and regulations for the operation of the 1998 Plan, will interpret the 1998 Plan and related agreements and will generally supervise the administration of the 1998 Plan.

ELIGIBILITY

    Employees, officers and trustees (including nonemployee trustees) of the Company and its subsidiaries are eligible to participate in the 1998 Plan. Only employees are eligible to receive ISOs.

    At the date of this Proxy Statement, approximately 47 employees (including officers) and 4 nonemployee trustees of the Company and its subsidiary are eligible to participate in the 1998 Plan. Each person selected by the Committee to receive an award under the 1998 Plan will be a person the Committee believes has made or will contribute to the management, growth or profitability of the Company and its subsidiaries. In determining to make awards under the 1998 Plan, the Committee may take into account the nature of the services rendered by the individual, the person's present and potential contribution to the success of the Company, and such other factors as the Committee deems relevant.

NUMBER OF SHARES OF COMPANY BENEFICIAL INTEREST COVERED BY PLAN

    Western may issue up to 850,000 shares of beneficial interest under the 1998 Plan, including 37,500 shares of restricted stock and options to purchase 396,000 shares of beneficial interest issuable to the following executive officers, subject to shareholder approval of the 1998 Plan: Bradley N. Blake--15,000 shares of restricted stock and options to purchase 250,000 shares of beneficial interest; Dennis D. Ryan--7,500 shares of restricted stock and options to purchase 50,000 shares of beneficial interest; Josh Smith--7,500 shares of restricted stock and options to purchase 48,000 shares of beneficial interest; and L. Gerald Hunt--7,500 shares of restricted stock and options to purchase 48,000 shares of beneficial interest.

TERM OF PLAN; AMENDMENT OF PLAN

    Subject to shareholder approval, the 1998 Plan was approved by the Board of Trustees in February 1998 and will remain in effect until all awards granted under the 1998 Plan have been satisfied or expired. However, no awards may be granted under the 1998 Plan after February 5, 2008. To the extent that an award lapses, terminates or is forfeited, the shares of beneficial interest subject to such award generally will again be available for the grant of an award under the 1998 Plan.

    Generally, the Board of Trustees may amend, modify or terminate the 1998 Plan at any time subject to the requirement for shareholder approval of certain material changes.

STOCK OPTIONS

    The 1998 Plan permits the granting of both options to purchase shares of beneficial interest intended to qualify as ISOs under Section 422 of the Internal Revenue Code (the "Code") and options that do not so qualify. The term of each option granted under the 1998 Plan shall be as specified by the Committee at the date of grant, except that no ISO will have a term of more than ten years from the date of grant. No ISO will be granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of Western unless the exercise price is at least 110% of the fair market value of the shares of beneficial interest at the time of the grant and the term of the option is no more than five years from the date of grant.

    The Committee will determine the exercise price for all stock options. The exercise price for ISOs will be not less than the fair market value of the underlying shares of beneficial interest on the date of grant but NSOs may be granted at less than fair market value. The exercise price of an option or portion thereof shall be paid in full at the time of exercise in the manner prescribed by the Committee which may include cash, a check, a note to Western or tender of Shares previously owned by the optionee.

    The Committee will determine at what time or times each option may be exercised. In the event of the termination of employment, the optionee must exercise the options that are exercisable by such person within ninety (90) days of the termination. For a termination of employment due to the retirement, death or disability of the optionee, the optionee or his or her beneficiary may exercise the options that were exercisable on the date of such termination within twelve (12) months of the terminating event. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

STOCK APPRECIATION RIGHTS

    The Committee has the discretion to grant a SAR in tandem with any option or may grant a SAR independently. A SAR entitles a participant to surrender a SAR to the Company and to receive in exchange therefor the number of shares of beneficial interest having an aggregate value equal to the excess of the fair market value of one share on the date of exercise over the purchase price per share specified in such SAR, times the number of shares called for by the SAR (or portion thereof) surrendered. In addition, the Committee may elect to settle the Company's obligation with respect to the exercise of an SAR by the payment of cash equal to the aggregate fair market value of the shares it would otherwise be obligated to give. Any such SAR is subject to such terms and conditions, not inconsistent with the 1998 Plan, as the Committee may impose. Any SAR granted in tandem with an option is only exercisable to the extent that the related option is exercisable. Further, a SAR is only exercisable upon consent of the Committee. A SAR not granted in tandem with an option shall expire not more than 10 years from the date of its grant, and a SAR granted in tandem with an option shall expire or terminate whenever the option to which it relates expires or terminates.

RESTRICTED STOCK

    The Committee may grant awards of restricted shares of beneficial interest ("restricted stock") under the 1998 Plan. The Committee will determine the persons to receive restricted stock awards and will determine the amount and form of any payment due for the restricted stock. The Committee also will establish a restriction period for such awards during which the holder will have rights to receive dividends, vote the shares of beneficial interest, and enjoy all other shareholder rights except custody of the stock certificate and transfer rights. The restricted stock awards will be subject to such other restrictions as the Committee may determine. Such awards are subject to forfeiture for breach of the terms and conditions of the restricted stock agreement entered into at the time of such award.

UNRESTRICTED STOCK

    The Committee may also grant awards of shares of beneficial interest (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the 1998 Plan ("unrestricted stock"). Unrestricted stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees.

TRANSFERABILITY

    An award will not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the participant only by such participant.

CHANGES IN CAPITAL STRUCTURE

    If any recapitalization, reclassification, stock split, combination of shares or stock dividend causes the Company's outstanding shares of beneficial interest to increase or decrease or to be changed into a different number or kind of securities of Western or any other corporation, the Committee may make appropriate adjustments in the number and kind of shares available for awards under the 1998 Plan and in the number and kind of shares as to which outstanding options will be exercisable.

    In the event of a change in control of Western (as defined in the 1998
Plan), awards granted under the 1998 Plan shall automatically vest in full and become immediately exercisable unless the Board determines otherwise.

FEDERAL TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS

    Certain options authorized to be granted under the 1998 Plan are intended to qualify as "incentive stock options" for federal income tax purposes. Under federal income tax law in effect as of the date of this Proxy Statement, an optionee will recognize no income upon the grant or exercise of an ISO. If an employee exercises an ISO and does not dispose of any of the shares acquired within two years following the date of grant and within one year following the date of exercise, capital gain or loss will be realized upon the subsequent disposition of the shares. The exercise of an ISO will give rise to an item of tax adjustment that may result in alternative maximum tax liability for the employee. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year or the two-year holding period specified above (a "disqualifying disposition"), the employee will realize ordinary income in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or
(ii) the excess of the fair market value of the shares on the date of disposition over the exercise price. Any additional gain realized upon the disqualifying disposition will constitute a capital gain. Western will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. Upon any disqualifying disposition by an employee, Western will be entitled to a deduction to the extent the employee realizes ordinary income.

    NONSTATUTORY STOCK OPTIONS

    Certain options authorized to be granted under the 1998 Plan will be treated as nonstatutory stock options for federal income tax purposes. Under federal income tax law in effect as of the date of this Proxy Statement, no income is realized by the holder of a nonstatutory stock option until the option is exercised, provided that the option is subject to a substantial risk of forfeiture. At the time of exercise, the optionee will realize income, and the Company will be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon Western withholding income taxes on such income. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the optionee will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise.

    SARS

    An optionee who receives a SAR will not recognize any taxable income upon receipt of the SAR, but upon exercise of the SAR, the appreciation inherent in the fair market value of the shares of beneficial interest (or the cash in lieu of such shares) received must be treated as ordinary income by the optionee for that year. Under such circumstances, the Company will, in general, be entitled to a deduction equal to the amount taxable to the optionee as ordinary income. If the optionee receives shares of beneficial interest upon the exercise of a SAR and thereafter disposes of such shares in a taxable transaction, the difference between any amount realized on such disposition and the amount treated as ordinary income upon the exercise of the SAR will be treated as a capital gain or loss (provided the shares of beneficial interest were held as a capital asset on the date of disposition), which will be a long or short-term capital gain or loss depending on the holding period of the shares.

    RESTRICTED STOCK

    Restricted stock awarded under the 1998 Plan, which is transferable or not subject to a substantial risk of forfeiture, will be taxable as ordinary income equal to the excess of the fair market value of the shares received (determined as of the date of the award) over the amount, if any, paid for the shares by the participant. Western will be entitled to a tax deduction in the same amount, if the Company timely complies with applicable Form W-2 reporting requirements under Section 6041 of the Code.

    In the case of restricted shares that are not transferable and are subject to a substantial risk of forfeiture on the date of issuance, the participant will generally recognize ordinary income equal to the excess of the fair market value of shares received (determined as of the date on which the shares either become transferable or are not subject to a substantial risk of forfeiture) over the amount, if any, paid for the shares. Western will be entitled to a tax deduction in the same amount, if Western timely complies with applicable Form W-2 reporting requirements under Section 6041 of the Code. A participant may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture, and, in such event, the amount of ordinary income will be determined as of the date of issuance rather than upon expiration of the applicable restriction. Western's tax deduction will be determined at the same time.

EXPENSES

    Western will pay all the costs and expenses of administering the 1998 Plan.

FUTURE AWARDS UNDER THE 1998 PLAN

    The Committee has granted shares of restricted stock and options to purchase shares under the 1998 Plan, subject to shareholder approval of the 1998 Plan. These grants are described on page 13 of this Proxy Statement. As of the date of this Proxy Statement, the Committee has not decided to make any other awards under the 1998 Plan. Therefore, except for the restricted shares and options granted as described herein in February 1998, the number and type of awards to be granted under the 1998 Plan to any particular individual cannot be determined at this time.

SHAREHOLDER APPROVAL

    The affirmative vote of the holders of a majority of the shares of beneficial interest is required to approve the 1998 Plan. In determining whether the 1998 Plan has received the requisite number of affirmative votes, unexecuted proxies, abstentions and broker nonvotes are deemed present at the meeting and, therefore, will have the same effect as a vote against the proposal.

    THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE 1998 PLAN.

              PROPOSAL TO AMEND WESTERN'S DECLARATION OF TRUST TO
                    INCREASE THE MAXIMUM NUMBER OF TRUSTEES

    The Board of Trustees of Western has unanimously approved, and recommends that the shareholders approve, an amendment to Section 8.1 of Western's Declaration of Trust to increase the maximum number of trustees on the Board from seven to nine. Section 8.1 now provides for the Board to consist of not less than three trustees nor more than seven, with the exact number to be determined by the Board from time to time. If this amendment is approved by the shareholders, the Board may consist of not less than three nor more than nine trustees, with the exact number to be determined by the Board from time to time.

    Many publicly traded REITs of comparable size to Western have a greater number of board members than Western currently has. The Board believes that the ability to appoint a greater number of trustees will give Western access to more diverse and experienced people who can contribute to the future progress and profitability of the Company. Currently, the Board of Trustees is composed of six trustees.

    The full text of Article 8.1 of the Declaration of Trust reflecting this amendment is attached as Exhibit B.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of beneficial interest of Western is required to adopt the proposed amendment to the Declaration of Trust.

    THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE DECLARATION OF TRUST.

              PROPOSAL TO AMEND WESTERN'S DECLARATION OF TRUST TO
             CHANGE THE REQUIRED DATE, TIME AND PLACE OF THE ANNUAL
                            MEETING OF SHAREHOLDERS

    The Board of Trustees of Western has also unanimously approved, and recommends that the shareholders approve, an amendment to Section 7.1 of the Declaration of Trust. Currently, Section 7.1 requires that the annual meeting of shareholders be held on the second Thursday of the fifth calendar month of the fiscal year between the hours of 9:00 a.m. and 9:00 p.m. in the city of San Francisco, California. The proposed amendment will permit the Board to determine the date, time and place of the annual meeting of shareholders, provided that such date must fall after the end of the Company's fiscal year and prior to the 16th day of the fifth calendar month after the end of the fiscal year.

    The full text of Article 7.1 of the Declaration of Trust reflecting this amendment is attached as Exhibit C.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of beneficial interest of Western is required to adopt the proposed amendment to the Declaration of Trust.

    THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE DECLARATION OF TRUST.

                            APPOINTMENT OF AUDITORS

    KPMG Peat Marwick LLP, Certified Public Accountants, were the auditors for the Company for the year ended 1997. The Board of Trustees has appointed KPMG Peat Marwick LLP as auditors for the year ending December 31, 1998, and recommends to the shareholders that such appointment be ratified. Representatives of KPMG Peat Marwick LLP are expected to attend the annual meeting with the opportunity to make a statement if desired and are also expected to be available to respond to appropriate questions from the shareholders at the annual meeting.

                                 OTHER BUSINESS

    The management of Western knows of no matters to be brought before the meeting other than those set forth in the Notice of Annual Meeting of Shareholders. If, however, any other matters of which management is not now aware are presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote in accordance with their discretion on such matters. The giving of the proxy does not preclude the right to vote in person should the shareholder giving it so desire, as the proxy may be revoked at any time prior to its having been exercised.

SHAREHOLDER PROPOSALS

    Any shareholder proposal to be submitted for inclusion in proxy-soliciting material for the 1999 annual shareholder's meeting must be received by the Secretary of the Company no later than December 1, 1998.

Dated: San Francisco, California
      March 25, 1998

                                                    [SIGNATURE]
                                          Barbara J. Donham
                                          Secretary

--------------------------------------------------------------------------------

A COPY OF THE TRUST'S 1997 ANNUAL REPORT ON FORM 10-K FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS, WILL BE PROVIDED WITHOUT CHARGE TO EACH SHAREHOLDER WHO SENDS A WRITTEN REQUEST TO INVESTOR RELATIONS, WESTERN INVESTMENT REAL ESTATE TRUST, AT 3450 CALIFORNIA STREET, SAN FRANCISCO, CALIFORNIA 94118.
--------------------------------------------------------------------------------

                                   EXHIBIT A

                      WESTERN INVESTMENT REAL ESTATE TRUST
                           1998 EQUITY INCENTIVE PLAN

1.  Purpose

    The purpose of the Western Investment Real Estate Trust 1998 Equity Incentive Plan (the "Plan") is to advance the interests of Western Investment Real Estate Trust ("Western" or the "Company"), a California real estate investment trust, and its Affiliates (as defined below) by providing share ownership opportunities to employees, officers and trustees of Western and its Affiliates who contribute significantly to the performance of Western. In addition, the Plan is intended to enhance the ability of Western and its Affiliates to attract and retain individuals of superior ability and to motivate such people to exert their best efforts toward the future progress and profitability of Western.

    For purposes of the Plan, an Affiliate shall be any corporation in which Western has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock of such corporation.

2.  Administration and Interpretation
    a. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of not less than three members of the Board of Trustees (the "Board") of Western appointed by and serving at the pleasure of the Trustees. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The Board may from time to time remove and appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may prescribe, amend and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting or the acts of a majority of the members evidenced in writing shall be the acts of the Committee. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or in any award or grant made hereunder in the manner and to the extent it shall deem desirable.

    The Committee shall have the full and exclusive right to grant all share options ("Options"), share appreciation rights ("SARs") and share awards, which may be awards of unrestricted shares or restricted shares of beneficial interest ("Restricted Shares") under the Plan. The Options, SARs and share awards are collectively referred to as "Awards." In granting Awards, the Committee shall take into consideration the contribution the participant has made or may make to the success of Western or its Affiliates and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from trustees, officers and other employees of Western and its Affiliates with regard to these matters. In no event shall any participant, his or her legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan except to such extent, if any, as the Committee shall determine.

    The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, the achievement of specific goals established by the Committee, provided that such terms and conditions are not more favorable to a recipient than those expressly set forth in the Plan.

    The day-to-day administration of the Plan may be carried out by such officers and employees of Western or its Affiliates as shall be designated from time to time by the Committee.

    b. INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan and any determination by the Committee under any provision of the Plan or any such grant shall be final and conclusive for all purposes.

    c. LIMITATION ON LIABILITY. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by Western in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law. The members of the Committee shall be named as insureds under any directors and officers (or similar) liability insurance coverage which Western may have in effect from time to time.

3.  Shares Subject to Grants Under the Plan

    a. LIMITATION ON NUMBER OF SHARES. The shares subject to grants of Awards shall be authorized but unissued common shares of beneficial interest in Western ("Shares"). Subject to adjustment as hereinafter provided, the aggregate number of Shares as to which Awards may be granted under the Plan shall not exceed 850,000. Shares ceasing to be subject to an Award because of the exercise of an Option or SAR or the vesting of an Award shall no longer be subject to any further grant under the Plan. However, if any outstanding Option or SAR, in whole or in part, expires or terminates unexercised or is cancelled or any Award, in whole or in part, expires or is terminated or forfeited, for any reason prior to February 5, 2008, the Shares allocable to the unexercised, terminated, cancelled or forfeited portion of such Award may again be made the subject of grants under the Plan; provided, however, that if the participant receives the benefits of ownership of any Shares (which includes the receipt of dividends, but does not include the right to vote such Shares), such Shares may not again be made the subject of grants under the Plan.

    b. ADJUSTMENTS OF AGGREGATE NUMBER OF SHARES. The aggregate number of Shares stated in Section 3.a. shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Section 7 hereof.

4.  Eligibility

    The individuals who shall be eligible to receive Awards under the Plan shall be such employees, officers or trustees of Western or any Affiliate (each, a "participant") as the Committee from time to time shall determine.

5.  Options and Sars

    a. GRANTS OF OPTIONS. Options granted under the Plan may be either incentive stock options ("ISOs") or nonqualified stock options. The term ISO shall mean an option which is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). With respect to an Option that is intended to be an ISO, the aggregate market value (determined at the date such Option was granted) of the Shares with respect to which such ISO is exercisable for the first time by the optionee during any calendar year (under all such plans of Western and its parent and subsidiary corporations, if any) shall not exceed $100,000.

    No ISO shall be granted to any person who, at the time of the grant, owns Shares possessing more than 10% of the total combined voting power of Western or any parent or subsidiary of Western, unless (i) on the date such ISO is granted the option price is at least 110% of the Market Value Per Share (as hereinafter defined) of the Shares subject to the ISO and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date such ISO is granted.

    Options granted under the Plan shall be of such type (i.e., a nonqualified stock option or an ISO), for such number of Shares, and be subject to such terms and conditions, which may include, without limitation, the achievement of specific goals, as the Committee shall designate. Options may be granted by the Committee to any individual eligible to receive the same at any time and from time to time.

    b. GRANTS OF SARS. The term SAR shall mean the right to receive from Western an amount equal to (i) the Market Value Per Share on the exercise date, over (ii) the Market Value Per Share on the date of grant (i.e., the "spread"), multiplied by the total number of Shares for which the SAR is exercised. The amount payable by Western upon the exercise of a SAR may be paid in cash or in Shares or in any combination thereof as the Committee in its sole discretion shall determine; however, no fractional Shares shall be issuable pursuant to any SAR.

    SARs may be granted by the Committee to any individual eligible to receive the same at any time and from time to time before February 5, 2008. A SAR may, but need not, relate to a specific Option granted under this Plan. If a SAR relates to a specific Option, it may be granted either concurrently with the Option or, if a nonqualified stock option, at any time prior to the exercise, termination, cancellation or expiration of such Option.

    The Committee may fix such waiting periods, exercise dates or other limitations as it shall deem appropriate with respect to SARs granted under the Plan including, without limitation, the achievement of specific goals; provided, however, that each SAR granted hereunder shall be exercisable only upon consent of the Committee; and provided further, that a SAR that relates to a specific Option shall be exercisable only when and to the extent that the Option to which it relates is exercisable and if such Option is an ISO, only at such times that there is a positive spread.

    c. TERMS OF OPTIONS AND SARS. Options and SARs granted pursuant to this Plan shall be evidenced by written agreements (separate agreements shall be used with respect to grants of nonqualified stock options and grants of ISOs) which shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the terms of this Plan, as the Committee shall deem advisable. SARs that relate to a specific Option may be evidenced by and form a part of the Option agreement to which the SAR relates. References herein to agreements shall include, to the extent applicable, any amendments to such agreements.

       (1) PAYMENT OF OPTION EXERCISE PRICE. Upon exercise of an Option, the full option purchase price for the Shares with respect to which the
    Option is being exercised shall be payable to Western (i) in cash or by check payable and acceptable to Western or (ii) subject to the approval of the Committee, by tendering to Western Shares owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender which is not greater than the full option purchase price for the Shares with respect to which the Option is being exercised and by paying the remainder of the option purchase price as provided in (i) above; however, the Committee may, upon confirming that the optionee owns the number of additional Shares being tendered, authorize the issuance of a new certificate for the number of Shares being acquired pursuant to the exercise of the Option less the number of Shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the Shares being tendered upon the exercise. Payment instructions will be received subject to collection. If permitted by applicable law, the Committee may provide that the Company may make loans to recipients of Options in order to pay the Option exercise price. Such loans may be subject to such terms and conditions as determined by the Committee.

       (2) NUMBER OF SHARES. Each agreement shall state the total number of Shares which are subject to the Option and/or SAR.

       (3) EXERCISE PRICE. The exercise price for each ISO and SAR shall be fixed by the Committee at the date of grant, but in no event may such exercise price per Share be less than the Market Value Per Share on the date of the grant of the ISO or SAR. The exercise price for each nonqualified stock option shall be fixed by the Committee at the date of grant. Such option price may be less than the Market Value Per Share on the date of the grant of the nonqualified stock option.

       (4) MARKET VALUE PER SHARE. The Market Value Per Share as of any particular date shall mean the average of the daily high and low sales prices of the Company's Shares reported on the principal stock exchange upon which such shares are listed on the date the Option or SAR is granted. If there is no regular public trading market for such Shares, the Market Value Per Share shall be determined by any fair and reasonable means determined by the Committee.

       (5) TERM. The term of each Option and SAR shall be determined by the Committee at the date of grant; provided, however, that each Option that is an ISO shall, notwithstanding anything in the Plan or an agreement to the contrary, expire not more than ten years from the date the Option is granted (except as provided in Section 5.a.) or, if earlier, the date specified in the agreement at the date of grant of such Option. An Option that is a nonqualified stock option shall expire not more than ten years from the date the Option is granted, or if earlier, the date specified in the agreement at the date of grant of such Option. A SAR not granted in tandem with an Option shall expire not more than ten years from the date the SAR is granted or, if earlier, the date specified in the SAR agreement; however, a SAR granted in tandem with an Option shall terminate whenever the Option to which it relates terminates.

       (6) DATE OF EXERCISE. Each agreement may, in the discretion of the Committee, state that the Option or SAR granted therein may not be exercised in whole or in part for a period or periods of time specified in such agreement and except as so specified therein, any Option or SAR may be exercised in whole at any time or in part from time to time during its term. The Committee may, in its discretion, accelerate the exercisability of all or part of an individual's Options or SARs.

       (7) TERMINATION OF EMPLOYMENT. In the event that an individual's employment with Western and its Affiliates shall terminate, for reasons other than (i) retirement pursuant to a retirement plan or policy of Western or one of its Affiliates ("retirement"), (ii) permanent disability as determined by the Committee based on the opinion of a physician selected or approved by the Committee ("permanent disability") or (iii) death, the individual's Options and SARs shall be exercisable by him or her, subject to subsections (5) and (6) above, only within ninety days (90) after such termination, but only to the extent the Option or SAR was exercisable immediately prior to such termination of employment.

    If, however, any termination of employment is due to retirement or permanent disability, the individual shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise his or her Option and SARs at any time within the 12-month period commencing on the day next following after such termination of employment to the extent that the individual was entitled to exercise the same on the day immediately prior to such termination. Whether any termination of employment is due to retirement or permanent disability and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan shall be determined by the Committee.

    If an individual shall die while entitled to exercise an Option or SAR, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise the Option at any time within 12 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

    d. OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become key employees of Western or of any Affiliate as a result of any "corporate transaction" as defined in the Treasury Regulations promulgated under Section 424 of the Code.

    e. AMENDMENT. The Committee may, with the consent of the person or persons entitled to exercise any outstanding Option, amend such Option. The Committee, in its absolute discretion, may grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, new Options having exercise prices lower (or higher) than the exercise price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

6.  Share Awards

    a. AWARDS OF SHARES. Shares may be awarded by the Committee to any individual eligible to receive the same, at any time and from time to time before February 5, 2008. An award may be a (i) a grant of Shares, (ii) contingent award of Shares to be issued such individual in the future after the individual has met the terms and conditions of the contingent award set by the Committee at the time of the contingent award or
(iii) a Restricted Share Award.

    b. DESCRIPTION OF SHARE AWARDS. A Restricted Share is a share that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Shares have been satisfied. A Share award shall be subject to such restrictions, terms and conditions as the Committee may establish, which may include, without limitation, "lapse" and "non-lapse" restrictions (as such terms are defined in regulations promulgated under Section 83 of the Code) and the achievement of specific goals. The Committee may entitle the participant to receive a Share award at no cost or for a purchase price determined by the Committee. A participant who is granted a Share award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares covered by the award and by executing and delivery to the Company a written instrument setting forth the terms and conditions of the Restricted Share award in such form as the Committee shall determine.

    If a participant receives a Share award (whether or not escrowed as provided below), the participant shall be the record owner of such Shares and shall have all the rights of a shareholder with respect to such Shares (unless the agreement specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing a Share award which is a contingent award or a Restricted Share award shall bear a legend similar to the following:

    "The shares represented by this certificate have been issued pursuant to the terms of the Western Investment Real Estate Trust 1998 Equity Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms
    of such award dated                   ."

    In order to enforce the restrictions, terms and conditions that may be applicable to a participant's Share award, the Committee may require the participant, upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with Western or an escrow agent designated by Western under an escrow agreement, which may be a part of a Restricted Share agreement, in such form as shall be determined by the Committee.

    After the satisfaction of the terms and conditions set by the Committee at the time of a Share award to a participant, which award is not subject to a non-lapse feature, a new certificate, without the legend set forth above, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the participant. If such terms and conditions are satisfied as to a portion, but fewer than all, such Shares, the remaining shares issued with respect to such award shall either be reacquired by Western or, if appropriate under the terms of the award applicable to such shares, shall continue to be subject to the restrictions, terms and conditions set by the Committee at the time of award.

    c. PAYMENT OF SHARE AWARDS. The satisfaction of the terms and conditions set by the Committee at the time of an award and the delivery of a certificate, without the legend set forth above, for the portion of such award that is no longer subject to such restrictions, terms and conditions is hereinafter referred to as the "payment" of such portion of the award. Subject to the provisions above, each award shall be paid at the time and in the manner specified by the Committee at the time of the award.

    d. PAYMENT IN THE EVENT OF TERMINATION OF EMPLOYMENT. If the employment with Western and its Affiliates of an employee to whom a Share award has been made is terminated for any reason before satisfaction of the terms and conditions for the payment of all or a portion of the award, then only such portion of the award, if any, that is payable pursuant to its terms and conditions as of the date of the employee's termination shall be paid, and the remaining portion of such award shall be reacquired by Western and forfeited; provided, however, if the termination is due to the employee's death, permanent disability or retirement, the Committee may, in its sole discretion, deem that the terms and conditions have been met for all or part of such remaining portion. If Shares issued shall be reacquired by Western and forfeited as provided above, the employee, or in the event of the employee's death his or her personal representative, shall forthwith deliver to the Secretary of Western the certificates for the Shares awarded pursuant to the Plan to the employee, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of Western.
If an employee to whom Shares have been awarded dies after satisfaction of the terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the employee's estate, personal representative or beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the employee.

7.  Recapitalization

    The aggregate number of Shares stated in Section 3.a., the number of Shares to which each outstanding Award relates, the exercise price in respect of each Option or SAR and the number of Shares subject to an Award, may be proportionately adjusted in an equitable manner determined by the Committee, in its sole discretion and without liability to any person, for any increase or decrease in the number of issued Shares resulting from the payment of a Share dividend, a Share split or any transaction which is a "corporation transaction" (as defined in the Treasury Regulations promulgated under Section 424 (formerly
Section 425) of the Code).

8.  Merger or Consolidation

    Except as otherwise provided in Section 9 below, after a merger of one or more entities into the Company in which the Company shall survive, or after a consolidation of the Company and one or more entities, in which the resulting entity remains as an independent, publicly-owned entity, a participant shall, at the same cost, be entitled upon the exercise of an Option or SAR or the settlement of an Award or the settlement of an Award to receive (subject to any required action by shareholders and the discretion of the Committee as to the payment of cash with respect to a SAR) such stock, cash and/or securities of the surviving or resulting entity as the board of directors of such entity, in its sole discretion and without liability to any person, shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of Shares or other securities that were then subject to such Award and such shares of stock or other securities shall, after such merger or consolidation, be deemed to be Shares for all purposes of the Plan and any agreement.

9.  Change in Control

    In the event of a Change in Control (as defined below), then, notwithstanding any other term of this Plan (except as set forth in any agreement to the contrary), any and all outstanding Awards not fully vested shall automatically vest in full and all Options and SARs shall be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur (the "Acceleration Date") shall be the date of the occurrence of the Change in Control.

    A "Change in Control" shall be deemed to have occurred if:

    (a)any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company) together with its "Affiliates" and "Associates," as such terms are defined in Rule 12b-2 of the Exchange Act, makes a tender or exchange offer for or is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of, securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

    (b)during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new trustee (other than a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (c)the shareholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

    (d)the shareholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets. For purposes of this clause (d), the term "the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any subsidiary of the Company (including the stock of any subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 50% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding Shares of the Company (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the Shares of the Company shall be determined by multiplying the number of Shares (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the Shares of the Company for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Shares of the Company or by such other method as the Board shall determine is appropriate.

    Notwithstanding the foregoing however, (except as stated otherwise in an Award agreement) a Change in Control shall not be deemed to have occurred if, prior to the time a Change in Control would otherwise be deemed to have occurred pursuant to the above provisions, the Board determines otherwise.

10. Recipient's Agreement

    If, at the time of the exercise of any Option or SAR or the making or vesting of an Award, in the opinion of counsel for Western, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, that the individual exercising the Option or SAR or receiving the Award shall agree to hold any Shares issued to the individual for investment and without any present intention to resell or distribute the same and that the individual will dispose of such Shares only in compliance with such laws and regulations, the individual will, upon the request of Western, execute and deliver to Western a further agreement to such effect.

11. Withholding for Taxes

    No Option or SAR may be exercised or distribution of Shares be made under the Plan until appropriate arrangements have been made by the individual with the Company for the payment of any amounts that the Company may be required to withhold with respect thereto, which arrangements may include, if set forth in the agreement relating to such Award, the tender of owned Shares or the withholding of Shares issuable pursuant to such Award.

12. Termination of Authority to Make Grant

    No Awards will be granted pursuant to this Plan after February 5, 2008.

13. Amendment and Termination

    The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any grants or awards hereunder; provided, however, that no such action of the Board may, without the approval of the shareholders of Western, alter the provisions of the Plan so as to (i) increase the maximum number of Shares which may be subject to awards and grants and distributed in the payment of awards and exercises under the Plan (except as provided in Section 3.b.); (ii) extend beyond ten years the maximum terms of options granted under the Plan or extend the term of the Plan; or (iii) change the class of employees eligible to receive awards and grants under the Plan. The Committee may, in its discretion, accelerate the vesting of all or part of an Award. The Committee may, in its discretion, provide for events causing the acceleration of vesting of all or part of an Award in the agreement relating to such Award.

14. Preemption by Applicable Laws and Regulations

    Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination or payment of the issue or other distribution of Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either Western or the participant (or the participant's beneficiary), as the case may be, to take any action in connection with any such determination, payment, issuance or distribution, the issue or distribution of such Shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

15. Change in Control Limitation

    Notwithstanding any other provision in the Plan, to the extent that the acceleration of exercisability or payment of an Award under this Plan following a Change in Control (a "Penalized Benefit"), when aggregated with other payments or benefits to the participant, whether or not payable pursuant to this Plan, would, as determined by a tax counsel selected by the Company, result in "excess parachute payments" (as defined in Section 280G of the Code), such Penalized Benefit shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, and to the extent that, by reason of such reduction, the participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" shall mean the sum of (i) all payments and benefits which a participant receives or is then entitled to receive that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for the year in which such payments and benefits shall be paid to the participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

16. Miscellaneous

    a. NO EMPLOYMENT CONTRACT. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of Western or any Affiliate.

    b. EMPLOYMENT WITH AFFILIATES. Employment by Western for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Affiliate.

    c. NO RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to Shares covered by the participant's Award until the date of the issuance of such Shares to the participant pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

    d. NO RIGHT TO TRUST ASSETS. Nothing contained in the Plan shall be construed as giving a participant, the participant's estate, personal representative or beneficiaries or any other person any equity or interest of any kind in any assets of Western or an Affiliate or as creating a trust of any kind or a fiduciary relationship of any kind between Western or an Affiliate and any such person.

    e. NO RESTRICTION ON TRUST ACTION. Nothing contained in the Plan shall be construed to prevent Western or any Affiliate from taking any action that is deemed by Western or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No participant, beneficiary or other person shall have any claim against Western or any Affiliate as a result of any such action.

    f. NONASSIGNABILITY. Neither a participant nor a participant's estate, personal representative or beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such participant's estate's, personal representative's or beneficiary's interest arising under the Plan otherwise than by will or the laws of descent and distribution. Any Award granted under this Plan shall be exercisable, during the lifetime of the participant, only by such participant.

    g. APPLICATION OF FUNDS. The proceeds received by Western from the sale of Shares pursuant to the Plan will be used for its general business purposes.

    h. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of California without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                                   EXHIBIT B

SECTION 8.1  ACTION AS BOARD

    In managing the business, affairs and assets of the Trust, the trustees shall act as a board of trustees. The initial number of trustees shall be four. Thereafter, the number of trustees shall be such as may be fixed from time to time by the board of trustees, but in any event, shall be not less than three nor more than nine.

                                   EXHIBIT C

SECTION 7.1  ANNUAL MEETING

    Annual meetings of the shareholders shall be held each year on the date, and at the time and place determined by the trustees, provided that such date shall be after the end of the Trust's fiscal year and prior to the 16th day of the fifth calendar month after the end of the fiscal year.

-------------------------------------------------------------------------------

                      WESTERN INVESTMENT REAL ESTATE TRUST

                         ANNUAL MEETING OF SHAREHOLDERS

                                   MAY 14, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

   The undersigned hereby appoints Chester R. MacPhee, Jr., Reginald B. Oliver, James L. Stell, Dennis D. Ryan, Robert J. McLaughlin and Bradley N. Blake as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of beneficial interest of Western Investment Real Estate Trust held of record by the undersigned on March 18, 1998 at the annual meeting of shareholders to be held on May 14, 1998 or any adjournment thereof.

   Should the undersigned be present and choose to vote at the meeting or at any adjournment or postponements thereof, and after notification to the Secretary of the Company at the meeting of the shareholder's decision to terminate this proxy, then the power of the attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

                 IMPORTANT: PLEASE DATE AND SIGN ON REVERSE SIDE.

-------------------------------------------------------------------------------

                           *  FOLD AND DETACH HERE  *

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the propositions stated.

                                                               Please mark
                                                              your votes as  /X/
                                                               indicated in
                                                               this example

 THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSITIONS.

                                                                  VOTE
                                                       FOR      WITHHELD

1. The election as trustees all nominees               / /         / /
   listed below
   (except as marked to the contrary).

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

DENNIS D. RYAN and ROBERT J. MCLAUGHLIN

                                                       FOR     AGAINST   ABSTAIN

2. Approval of the adoption of the                     / /       / /       / /
   1998 Equity Incentive Plan.

                                                       FOR     AGAINST   ABSTAIN

3. Approval of the amendment of the Declaration        / /       / /       / /
   of Trust to increase the maximum number of trustees on the Board of Trustees from seven to nine.

                                                       FOR     AGAINST   ABSTAIN

4. Approval of the amendment of the Declaration        / /       / /       / /
   of Trust to change the required date, time and place of the annual meeting of shareholders.

                                                       FOR     AGAINST   ABSTAIN

5. Ratification of the appointment of KPMG Peat        / /       / /       / /
   Marwick LLP as auditors for the fiscal year ending December 31, 1998.

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgement. At the present time, the Board of Trustees knows of no other business to be presented at the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

The undersigned acknowledges receipt from the Company, prior to the execution of
this proxy, of notice of the Meeting, a Proxy Statement dated March   , 1998 and
an Annual Report to shareholders.

                                               I plan to attend the meeting. / /


Signature(s) __________________________________        Dated____________, 1998

Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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